UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2019

Exantas Capital Corp.

(Exact name of registrant as specified in its charter)

Maryland	1-32733	20-2287134
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

717 Fifth Avenue
New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 212-621-3210

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Information

As previously disclosed, including in Exantas Capital Corp.’s (the “Company”) Form 10-K for the year ended December 31, 2018, between January and April 2017 seven separate putative shareholder derivative actions purporting to assert claims on behalf of the Company were filed in the United States District Court for the Southern District of New York (the “Court”).  On May 16, 2017, the Court consolidated the seven derivative actions pending before it into two separate consolidated actions under the captions In re Resource Capital Corp. Shareholder Derivative Litigation Demand Refused Actions (the “Federal Demand Refused Actions”) and In re Resource Capital Corp. Shareholder Derivative Litigation Demand Futile Actions (the “Federal Demand Futile Actions,” and with the Federal Demand Refused Actions, the “Federal Actions”).  Consolidated complaints were filed in the Federal Demand Refused Actions and the Federal Demand Futile Actions on June 30, 2017 and August 21, 2017, respectively.  Plaintiffs in the Federal Actions asserted a variety of claims derivatively on behalf of the Company against certain current and former officers and directors of the Company, including claims for breach of fiduciary duty, corporate waste, unjust enrichment, and violations of Section 14(a) of the Securities Exchange Act of 1934, as amended, as well as claims against certain other parties.

The Court dismissed the consolidated complaints in the Federal Demand Refused Actions and the Federal Demand Futile Actions on February 23, 2018 and April 2, 2018, respectively.  Plaintiffs in each of the Federal Actions subsequently appealed those decisions.

On January 27, 2019, following participation in a mediation program ordered by the appellate court, the parties to the Federal Actions executed a Stipulation and Agreement of Settlement (the “Settlement Agreement”) to resolve the Federal Actions, subject to certain terms and conditions, including Court approval.  Under the Settlement Agreement, if approved by the Court, the Company would implement certain corporate governance changes and pay $550,000 in plaintiffs’ attorneys’ fees to be funded by the Company’s insurers, and the defendants would receive releases from liability for certain claims, including all claims asserted or that could have been asserted in the Federal Actions (subject to certain exceptions).  Among other terms and conditions, the Settlement Agreement provides that the defendants deny all allegations of wrongdoing and maintain that they have acted lawfully and in accordance with their fiduciary duties at all times.  The Settlement Agreement further provides that the judgments dismissing the Federal Actions will remain valid and binding unless reversed by the United States Court of Appeals for the Second Circuit.

On March 22, 2019, the Court issued orders in each of the Federal Actions granting preliminary approval of the settlement and establishing procedures for notice to shareholders and consideration of any shareholder objections to the settlement.  The Court’s orders also set a hearing for final approval of the settlement, which is scheduled for May 17, 2019 in each of the Federal Actions.  Additional information regarding the proposed terms of settlement, including the various corporate governance changes to be undertaken by the Company, can be found in the Notice of Proposed Settlement of Shareholder Derivative Litigation and the Settlement Agreement, copies of which are filed as exhibits to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Notice of Proposed Settlement of Shareholder Derivative Litigation
99.2	Settlement Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXANTAS CAPITAL CORP.

		By:	/s/ David J. Bryant
David J. Bryant
Chief Financial Officer

Dated:	March 27, 2019